UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 13, 2004

CYBERSOURCE CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-26477	77-0472961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(650) 965-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement

On October 13, 2004, the Board of Directors of CyberSource Corporation (the “Company”) adopted a cash bonus plan (the “Plan”) for certain officers and employees serving the Company as of such date. Under the Plan, an eligible officer would receive a cash bonus equal to 3% of such officer’s annual base salary if the Company meets certain corporate profit milestones for the fourth quarter of 2004. An eligible non-officer employee would receive 1.5% of such employee’s annual base salary if the Company meets the same corporate profit milestones. If the Company exceeds the corporate profit milestones for the fourth quarter of 2004 by a pre-established amount, the bonuses would increase to 5% of an eligible officer’s annual base salary, and 2.25% of an eligible non-officer employee’s annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ Steven D. Pellizzer
Steven D. Pellizzer
Chief Financial Officer and Vice President of Finance

Date: October 19, 2004